UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020 (June 22, 2020)

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-14989	25-1723342
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive Suite 700			15219
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)
(412) 454-2200
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Letter Agreements
On June 22, 2020 (the “Effective Date”), WESCO International, Inc. (the “Company”) entered into new employment letter agreements (each, a “Letter Agreement”) with each of David S. Schulz, Executive Vice President & Chief Financial Officer, Diane E. Lazzaris, Executive Vice President & General Counsel, Christine A. Wolf, Executive Vice President & Chief Human Resources Officer, and Nelson J. Squires III, Executive Vice President & General Manager, Electrical & Electronic Solutions. Each Letter Agreement supersedes and replaces the applicable officer’s prior employment letter agreement with the Company.
The Letter Agreement with Mr. Schulz provides for a base salary of $650,000 (to take effect upon expiration of the temporary salary reduction related to COVID-19 pandemic as described on the Company’s Current Report on Form 8-K filed on April 30, 2020 (the “COVID-19 Reduction”), a target annual bonus opportunity of 100% of base salary with a payout opportunity of 0-200% of base salary, and an annual equity award opportunity that is subject to approval by the Compensation Committee.
The Letter Agreement with Ms. Lazzaris provides for a base salary of $510,000 (to take effect upon expiration of the COVID-19 Reduction), a target annual bonus opportunity of 75% of base salary with a payout opportunity of 0-150% of base salary, and an annual equity award opportunity that is subject to approval by the Compensation Committee.
The Letter Agreement with Ms. Wolf provides for a base salary of $500,000 (to take effect upon expiration of the COVID-19 Reduction), a target annual bonus opportunity of 75% of base salary with a payout opportunity of 0-150% of base salary, and an annual equity award opportunity that is subject to approval by the Compensation Committee.
The Letter Agreement with Mr. Squires provides for a base salary of $600,000 (to take effect upon expiration of the COVID-19 Reduction), a target annual bonus opportunity of 90% of base salary with a payout opportunity of 0-180% of base salary, and an annual equity award opportunity that is subject to approval by the Compensation Committee.
Each Letter Agreement also provides for a special award of restricted stock units (with a grant date fair value of $2,000,000, $1,000,000, $1,000,000 and $1,500,000 for Mr. Schulz, Ms. Lazzaris, Ms. Wolf and Mr. Squires, respectively) to be granted on the first trading day that is at least 10 days after the Effective Date and vesting 30% on each of the first and second anniversaries of the grant date and 40% on the third anniversary of the grant date, subject, in each case, to continued employment through the applicable anniversary date. Each special award will be subject to the terms and conditions set forth in the form of restricted stock unit award agreement attached hereto as Exhibit 10.1.
Each Letter Agreement also includes a severance provision entitling the applicable officer to receive the following severance benefits upon the termination of the officer’s employment by the Company without cause or by the officer for good reason, subject to the officer’s execution and nonrevocation of a general release of claims against the Company: (i) cash severance equal to 12 months of base salary; (ii) a prorated target bonus for the year of termination; and (iii) continued medical, dental and vision benefits for one year following termination of employment. Effective as of the Effective Date, each other executive officer of the Company is covered by a similar contractual severance provision.
Pursuant to each Letter Agreement, the applicable officer is subject to noncompetition and employee and customer nonsolicitation restrictions applicable during employment and for one year thereafter and perpetual confidentiality and nondisparagement covenants.
The Company will file the Letter Agreements with its next periodic report.
Change in Control Severance Plan
Effective as of the Effective Date, the Board of Directors (the “Board”) of the Company adopted the WESCO International, Inc. Change in Control Severance Plan (the “CIC Plan”), which will provide severance benefits under certain circumstances to CIC Plan participants selected by the Compensation Committee of the Board. Mr. Schulz, Ms. Lazzaris, Ms. Wolf and Mr. Squires, as well as the other executive officers of the Company as of the Effective Date, have been selected to participate in the CIC Plan.

Under the CIC Plan, if a participant’s employment is terminated by Company other than for cause or by the participant for good reason, in each case on or within two years following a change in control of the Company, the Company will pay or provide to the participant a cash severance payment equal to the sum of: (i) a prorated target bonus for the year of termination; (ii) an amount equal to a multiple (2x for each participant selected to participate as of the Effective Date) of the participant’s base salary plus the participant’s target bonus; (iii) an amount equal to a multiple (2x for each participant selected to participate as of the Effective Date) of the employer portion of the annual cost of continued coverage under the Company’s healthcare benefit plans (including medical, prescription, dental and vision coverage); and (iv) an amount that may be used for outplacement services ($25,000 for each participant selected to participate as of the Effective Date). This severance payment will be provided in lieu of any severance benefits to which the participant is otherwise entitled under any other arrangement with the Company.
As a condition to receipt of the severance benefits, the CIC Plan requires that each participant execute and not revoke a general release of claims against the Company and agree to comply with one-year post-termination noncompetition and employee and customer nonsolicitation covenants and perpetual confidentiality and nondisparagement covenants.
If any payments or benefits would cause a participant to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then the severance payment under the CIC Plan will be reduced to the extent required so that the participant would not be subject to the excise tax if such a reduction would put the participant in a more favorable after-tax position than if the participant were to pay the excise tax.
The foregoing description of the CIC Plan is a summary and is qualified in its entirety by reference to the full text of the CIC Plan, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Assumption of Anixter Share Reserve
In connection with the completion of Company’s previously announced acquisition of Anixter International Inc., a Delaware corporation (“Anixter”), on the Effective Date the Company assumed a portion of the remaining share reserve available under Anixter’s 2017 Stock Incentive Plan (adjusted to relate to Company common stock) for use under the Company’s 1999 Long-Term Incentive Plan, as restated May 31, 2017.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement (Special Awards)
10.2	WESCO International, Inc. Change in Control Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

June 25, 2020	By:	/s/ David S. Schulz
(Date)		David S. Schulz
Executive Vice President and Chief Financial Officer